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                                                                    EXHIBIT 23.5

                         CONSENT OF SHUMAKER, LOOP & KENDRICK

    We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission as of the date hereof and the related Prospectus of Apartment Investment and Management Company.

                             SHUMAKER, LOOP & KENDRICK



                             By:  /s/ John S. Inglis
                                  --------------------------------------------
                                  John S. Inglis
                                  Managing Partner

Tampa, Florida
January 29, 1997